SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

EGA Emerging Global Shares Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EGA EMERGING GLOBAL SHARES TRUST

• EGShares Beyond BRICs ETF ("BBRC")	• EGShares Emerging Markets Core ETF ("EMCR")
• EGShares EM Core ex-China ETF ("XCEM")	• EGShares India Consumer ETF ("INCO")
• EGShares EM Quality Dividend ETF ("HILO")	• EGShares India Infrastructure ETF ("INXX")
• EGShares EM Strategic Opportunities ETF ("EMSO")	• EGShares India Small Cap ETF ("SCIN")
• EGShares Emerging Markets Consumer ETF ("ECON")
 (each a series of a series of EGA Emerging Global Shares Trust)
We recently sent you proxy materials regarding a Special Meeting of Shareholders scheduled to be held on August 12, 2016.   Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting. By voting now you will help save on the cost of additional solicitation.
Please Vote Today!
You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately.  You and all other Fund shareholders will benefit from your cooperation.
The Fund's Board of Trustees recommends a vote "FOR" each of the proposals as detailed in your Notice of Meeting of Shareholders and Proxy Statement.  A copy of the Notice/Proxy Statement is available by calling the toll free number shown below.
1-800-622-1569

Your vote is needed immediately!
Please vote now to be sure your vote is received in time for the
August 12, 2016
Special Meeting of Shareholders.

Voting takes only a few minutes. Thank you for your participation in this important matter.

Your Fund has made it very easy for you to vote.  Choose one of the following methods:

•    Speak to a live proxy specialist by calling 1-800-622-1569. We can answer your questions and record your vote. (Open: M-F 9am – 10pm, Sat 11am – 5pm ET)

•    Log on to the website noted on the enclosed proxy card, enter your control number printed on the card, and vote by following the on-screen prompts.

•    Call the phone number on your card, enter the control number printed on the card, and follow the touchtone prompts.

•    Mail in your signed card in the postage-paid envelope provided.
EGA-R-1.01